Exhibit 3.28.3

STATE OF HAWAII
DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
Business Registration Division
1010 Richards Street
Mailing Address: P. O. Box 40, Honolulu, Hawaii 96810

ARTICLES OF AMENDMENT

(Section 415-61, Hawaii Revised Statutes)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

The undersigned, duly authorized officers of the corporation submitting these Articles of Amendment, certify as follows:

1. The name of the corporation is:

   HAWAII STEVEDORES, INC.

2. The Amendment(s) adopted are attached to these Articles of Amendment (see page 2).

3. The total number of shares outstanding is: 21,900

4. **If adoption of the amendment(s) was at a meeting, complete the following:**

   The meeting of the shareholders was held on February 24, 1999
   (Month Day Year)

Class/Series	Number of Shares Voting For Amendment	Number of Shares Voting Against Amendment
Common	21,900	0

5. **If adoption of the amendment(s) was by unanimous consent, complete the following:**

   By written consent dated ______________________,
   (Month Day Year)
   the shareholders unanimously adopted the amendment(s).

6. If the amendment(s) provides for any exchange, reclassification, or cancellation of issued shares, attach a statement describing the manner in which the exchange, reclassification, or cancellation shall be effected.

We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements, and that the same are true and correct.

Witness our hands this 2nd day of March, 1999.

Randy Grune, President & C.E.O.	Brian Scholtes, Vice President
(Type/Print Name & Title)	(Type/Print Name & Title)
R Grune	Brian Scholtes
(Signature of Officer)	(Signature of Officer)

Signatures must be in black ink.
Articles must be signed by two individuals who are officers of the corporation.

DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
STATE OF HAWAII
Filed on
March 5, 1999

(See Reverse Side For Instructions)

D1-7
Rev. 7/96

B14 (Fee)

#245180D

ATTACHMENT TO ARTICLES OF AMENDMENT

of

HAWAII STEVEDORES, INC.

(Corporate Name)

Fill in applicable blank(s) and insert text of the amendment.

Article SEVENTH, Section                     , Subsection                     , Paragraph                     , is amended to read as follows:

The Board of Directors shall elect each year a president, one or more vice presidents, a secretary, and a treasurer, and from time to time such other officers as the conduct of the business of the corporation may require. No officer need be a stockholder or director.